UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2020

Camber Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Louisiana, Suite 3500, Houston, Texas 77002

(Address of principal executive offices)

(210) 998-4035

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	CEI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 24, 2020, Camber Energy, Inc. (the “Company”) received a notice from the NYSE Regulation staff of the NYSE American LLC (the “NYSE”) indicating that the Company is not in compliance with NYSE’s continued listing requirements under the timely filing criteria outlined in Section 1007 of the NYSE American Company Guide, as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 (the “Form 10-Q”).

The NYSE informed the Company that it will have an initial cure period of six months from the date the Form 10-Q was due (November 23, 2020) to file the Form 10-Q with the SEC. The Company can regain compliance with the NYSE continued listing requirements at any time before that initial six-month deadline by filing the Form 10-Q with the SEC. If the Company fails to file the Form 10-Q before the NYSE’s six-month compliance deadline, the NYSE may grant, in its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. Regardless of the procedures described above, the NYSE may commence delisting proceedings at any time during the period that is available to complete the filing, if circumstances warrant.

The Company previously filed a Form 12b-25 with the Securities and Exchange Commission (SEC) on November 16, 2020, to extend the due date for the Form 10-Q from November 16, 2020, the date on which such report was initially due, to November 23, 2020. The Form 12b-25 disclosed that the Form 10-Q was unable to be filed on time due to delays in assembling the financial information required to be reviewed by the Company’s independent auditors, and in completing the accounting of certain transactions affecting the Company. Such further delay in filing the Form 10-Q past the deadline set forth in the Form 12b-25 is due to accounting issues that have arisen in connection with the preparation of the Company’s amended Form S-4 registration statement relating to the accounting for the Company’s Series C Redeemable Convertible Preferred Stock. The Company is taking steps to complete the required accounting and plans to file the Form 10-Q as soon as practicable.

The Company issued a press release on November 27, 2020, announcing that it had received a notice from NYSE. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated into this Item 3.01 by reference.

Separate from the above, as previously discussed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 13, 2020, on May 8, 2020, the Company was notified by the NYSE that the NYSE Regulation accepted the Company’s plan to regain compliance with the Exchange’s continued listing standards set forth in Section 1003(a)(ii) of the NYSE American Company Guide (the “Company Guide”) by August 24, 2021, subject to periodic review by the NYSE for compliance with the initiatives set forth in the plan. If the Company is not in compliance with the continued listing standards by August 24, 2021, or if the Company does not make progress consistent with the plan during the plan period, the NYSE staff may initiate delisting proceedings as appropriate. As previously reported, on February 24, 2020, the Company received notice from the NYSE that the Company is not in compliance with the continued listing standard set forth in Section 1003(a)(ii) of the Company Guide. In order to maintain its listing on the NYSE, the NYSE had requested that the Company submit a plan of compliance by March 25, 2020, addressing how the Company intended to regain compliance with Section 1003(a)(ii) of the Company Guide by August 24, 2021, which plan was submitted and accepted by the NYSE. We are continuing to make progress with our plan of compliance as previously submitted to the NYSE.

Item 8.01	Other Events.

In accordance with the NYSE’s procedures, the Company issued a press release announcing the receipt of the NYSE letter dated November 24, 2020. Attached as Exhibit 99.1 hereto, and incorporated herein by reference, is a copy of the Company’s press release dated November 27, 2020, announcing the receipt of the NYSE letter.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 1, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

By:	/s/ Robert Schleizer
Name:	Robert Schleizer
Title:	Chief Financial Officer

Date: December 1, 2020

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 1, 2020